Exhibit 23.01

John Kinross-Kennedy, CPA

17848 Skypark Circle, Suite C

Irvine, CA  92614-6401

(949) 955-2522.  Fax (949) 724-3817

October 7, 2010

To Whom It May Concern:

 I consent to the incorporation by reference in the in the Registration Statement (Form S-8) filed with the Securities and Exchange Commission  pertaining to my report dated March 27, 2010  relating to the audited financial statements of Friendly Energy Corporation for the years ended December 31, 2009 and 2008.

Very Truly Yours

 /s/

 John Kinross Kennedy